UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2026

RENX ENTERPRISES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (786) 808-5776

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 6, 2026, RenX Enterprises Corp. (the “Company”) and its wholly owned subsidiary Norman Berry II Owners, LLC (“Norman Berry”), entered into a Restructuring and Collateral Agreement (the “Restructuring Agreement”) with an institutional investor (the “Lender”) relating to the outstanding promissory note in the principal amount of approximately $7.0 million (the “Outstanding Note”) issued by the Company’s subsidiary, LV Peninsula Holding, LLC (“LV Peninsula”) and secured by the Company’s Lake Travis project site in Lago Vista, Texas, pursuant to which, among other things:

●	LV Peninsula entered into a Loan Modification Agreement, dated January 6, 2026 (the “Loan Modification Agreement”), with the Lender securing $2.0 million of the remaining balance of the Outstanding Note with its property in Durant, Oklahoma (the “Durant Property”),

●	LV Peninsula issued a conditional promissory note, dated January 6, 2026 (the “New Note”), in the principal amount of $5,000,000 to the Lender,

●	LV Peninsula delivered a Deed in Lieu of Foreclosure, dated January 6, 2026 (the “Deed”) and a Deed of Trust and Security Agreement, dated January 6, 2026 (the “Security Agreement”), for the benefit of the Lender relating to the Lago Vista Property,

●	the Company entered into a Pledge Agreement, dated January 6, 2026 (the “Pledge Agreement”), with the Lender pledging its 50% membership interest in Norman Berry to Lender as collateral,

•	the Company entered into a Collateral Transfer of Note and Lien, dated January 6, 2026 (the “Collateral Transfer Agreement”), granting the Lender a security interest in a $209,333 promissory note executed by Norman Berry payable to the Company, and the Company transferred to the Lender title to the Lago Vista property in exchange for the Lender’s agreement to conditionally extinguish $5.0 million of the Outstanding Note subject to the provisions of the Restructuring Agreement.

The Restructuring Agreement provides that upon the sale of the Lago Vista Property by the Lender, the Company will receive 70% of any net sale proceeds in excess of $5.0 million plus any additional new funds provided for finalization of the project, including accrued interest and/or penalties.

The New Note provides will automatically go into effect on or before the date which is 24 months after its execution if: (i) the development, construction, flood-plain remediation, and all material improvements to the Lago Vista property have not been substantially completed in accordance with the agreed project plan or (ii) the entire outstanding indebtedness owed to the Lender is not paid, inclusive of the Outstanding Note and all amounts owed in respect of the Company’s Norman Berry property in Georgia or the Durant property, in which case the Lender may enforce the New Note in addition to retaining ownership of the Lago Vista Property. Upon effectiveness, the New Note will bear interest at the rate of 13.50% per annum, provide for interest only payments for 12 months and will mature on December 1, 2028.

The foregoing description of the Restructuring Agreement, Loan Modification Agreement, New Note, Deed, Security Agreement, Pledge Agreement and Collateral Transfer Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Restructuring and Collateral Agreement, effective January 6, 2026, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP
10.2	Loan Modification Agreement, dated January 6, 2026, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP
10.3	Promissory Note, issued by LV Peninsula Holding LLC, dated January 6, 2026
10.4	Deed in Lieu of Foreclosure, dated January 6, 2026
10.5	Deed of Trust and Security Agreement, dated January 6, 2026
10.6	Pledge Agreement, effective January 6, 2026, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP
10.7	Collateral Transfer of Note and Lien, dated January 6, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: January 12, 2026
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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